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                          AGREEMENT AND PLAN OF MERGER


                                      AMONG

                          BLUE DOLPHIN ENERGY COMPANY,


                              BDCO MERGER SUB, INC.


                                       AND


                        AMERICAN RESOURCES OFFSHORE, INC.


                           DATED AS OF AUGUST 30, 2001

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                                                 TABLE OF CONTENTS(1)

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

ARTICLE 1

         THE MERGER.................................................................................................1
         1.1         THE MERGER.....................................................................................1
         1.2         CLOSING........................................................................................1
         1.3         EFFECTIVE TIME.................................................................................2
         1.4         EFFECTS OF THE MERGER..........................................................................2
         1.5         CERTIFICATE OF INCORPORATION...................................................................2
         1.6         BYLAWS.........................................................................................2
         1.7         DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION............................................2
         1.8         CONVERSION OF CAPITAL STOCK....................................................................2
                     (a)   CANCELLATION OF CAPITAL STOCK............................................................2
                     (b)   CONVERSION OF COMMON STOCK...............................................................3
                     (c)   CONVERSION OF PREFERRED STOCK............................................................3
                     (d)   CONVERSION OF MERGER SUB COMMON STOCK....................................................3
                     (e)   STOCK RIGHTS.............................................................................3
         1.9         SURRENDER AND PAYMENT..........................................................................3
         1.10        DISSENTERS' RIGHTS.............................................................................4
         1.11        STOCK TRANSFER BOOKS...........................................................................5
         1.12        FRACTIONAL SHARES..............................................................................5
         1.13        FURTHER ASSURANCES.............................................................................5

ARTICLE 2

         REPRESENTATIONS, WARRANTIES AND
         AGREEMENTS OF ARO..........................................................................................6
         2.1         ORGANIZATION AND STANDING......................................................................6
         2.2         AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION...........................................6
         2.3         CAPITALIZATION.................................................................................6
         2.4         BOARD APPROVAL.................................................................................7
         2.5         REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS.............................................7
         2.6         SEC REPORTS AND FINANCIAL STATEMENTS...........................................................8
         2.7         NO VIOLATION OF AGREEMENTS OR GOVERNING DOCUMENTS..............................................8
         2.8         LITIGATION.....................................................................................9
         2.9         INVESTIGATIONS.................................................................................9
         2.10        BROKERS........................................................................................9
         2.11        VOTE REQUIRED..................................................................................9


--------
     (1) This Table of Contents is not part of the Agreement and Plan of Reorganization to which it refers.


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                                           TABLE OF CONTENTS - CONTINUED

                                                                                                                 PAGE
                                                                                                                 ----
         2.12        UNTRUE STATEMENTS..............................................................................9

ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF BDCO....................................................................10
         3.1         ORGANIZATION AND STANDING.....................................................................10
         3.2         AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION..........................................10
         3.3         CAPITALIZATION................................................................................10
         3.4         REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS............................................10
         3.5         SEC REPORTS AND FINANCIAL STATEMENTS..........................................................11
         3.6         NO VIOLATION OF AGREEMENTS OR GOVERNING DOCUMENTS.............................................11
         3.7         LITIGATION....................................................................................12
         3.8         INVESTIGATIONS................................................................................12
         3.9         UNDISCLOSED LIABILITIES.......................................................................12
         3.10        BROKERS.......................................................................................12
         3.11        UNTRUE STATEMENTS.............................................................................12
         3.12        MERGER SUB....................................................................................12

ARTICLE 4

         COVENANTS AND ADDITIONAL AGREEMENTS.......................................................................12
         4.1         CONDUCT OF BUSINESS BY ARO....................................................................12
         4.2         CONDUCT OF BUSINESS BY BDCO...................................................................13
         4.3         OBLIGATIONS OF MERGER SUB.....................................................................14
         4.4         ADDITIONAL AGREEMENTS REGARDING REGISTRATION STATEMENT, PROXY
                     STATEMENT/PROSPECTUS..........................................................................14
         4.5         MEETING OF THE ARO STOCKHOLDERS...............................................................15
         4.6         PUBLIC DISCLOSURE.............................................................................15
         4.7         NASDAQ SMALL CAP MARKET LISTING...............................................................15
         4.8         INDEMNIFICATION...............................................................................15

ARTICLE 5

         CONDITIONS PRECEDENT TO OBLIGATIONS OF BDCO AND ARO.......................................................17
         5.1         CONDITIONS TO THE OBLIGATIONS OF EACH PARTY...................................................17
         5.2         CONDITIONS TO THE OBLIGATIONS OF ARO..........................................................17
         5.3         CONDITIONS TO THE OBLIGATIONS OF BDCO AND MERGER SUB..........................................18



                                                         ii
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                                           TABLE OF CONTENTS - CONTINUED

                                                                                                                 PAGE
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ARTICLE 6

         TERMINATION, AMENDMENT AND WAIVER.........................................................................18
         6.1         TERMINATION...................................................................................18
         6.2         EFFECT OF TERMINATION.........................................................................19
         6.3         AMENDMENT.....................................................................................19
         6.4         EXTENSION; WAIVER.............................................................................19
         6.5         PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER.....................................19
         6.6         FEES AND EXPENSES.............................................................................20

ARTICLE 7

         MISCELLANEOUS.............................................................................................20
         7.1         SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................................................20
         7.2         NOTICES.......................................................................................20
         7.3         INTERPRETATION................................................................................21
         7.4         TIME OF ESSENCE...............................................................................21
         7.5         HEADINGS AND CAPTIONS.........................................................................21
         7.6         ENTIRE AGREEMENT..............................................................................21
         7.7         SUCCESSORS AND ASSIGNS........................................................................22
         7.8         GENDER, AND CERTAIN REFERENCES................................................................22
         7.9         APPLICABLE LAW AND VENUE......................................................................22
         7.10        SEVERABILITY..................................................................................22
         7.11        RIGHTS OF PARTIES.............................................................................22

ARTICLE 8

         DEFINITIONS...............................................................................................23
         8.1         2000 FORM 10-K................................................................................23
         8.2         AFFILIATE.....................................................................................23
         8.3         AGREEMENT.....................................................................................23
         8.4         ARO...........................................................................................23
         8.5         ARO SEC DOCUMENTS.............................................................................23
         8.6         ARO STOCKHOLDERS' MEETING.....................................................................23
         8.7         BDCO..........................................................................................23
         8.8         BDCO 2000 FORM 10-K...........................................................................23
         8.9         BDCO COMMON STOCK.............................................................................23
         8.10        BDCO FINANCIAL STATEMENTS.....................................................................23
         8.11        BDCO FORM 10-QS...............................................................................23
         8.12        BDCO PREFERRED STOCK..........................................................................23



                                                         iii
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                                           TABLE OF CONTENTS - CONTINUED

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         8.13        BDCO SEC DOCUMENTS............................................................................23
         8.14        BDEX..........................................................................................23
         8.15        CERTIFICATES..................................................................................23
         8.16        CLOSING.......................................................................................23
         8.17        CLOSING DATE..................................................................................23
         8.18        COMMON STOCK..................................................................................23
         8.19        DGCL..........................................................................................23
         8.20        DISSENTING SHARES.............................................................................24
         8.21        DISSENTING STOCKHOLDERS.......................................................................24
         8.22        EFFECTIVE TIME................................................................................24
         8.23        ENCUMBRANCE...................................................................................24
         8.24        EXCHANGE ACT..................................................................................24
         8.25        EXCHANGE AGENT................................................................................24
         8.26        FINANCIAL STATEMENTS..........................................................................24
         8.27        FORM 10-QS....................................................................................24
         8.28        GAAP..........................................................................................24
         8.29        GOVERNMENTAL AUTHORITY........................................................................24
         8.30        INDEMNIFIED PARTIES...........................................................................24
         8.31        MATERIAL ADVERSE EFFECT.......................................................................24
         8.32        MERGER........................................................................................24
         8.33        MERGER CONSIDERATION..........................................................................24
         8.34        MERGER SUB....................................................................................24
         8.35        PERSON........................................................................................25
         8.36        PREFERRED STOCK...............................................................................25
         8.37        PROXY STATEMENT...............................................................................25
         8.38        REGISTRATION STATEMENT........................................................................25
         8.39        SEC...........................................................................................25
         8.40        SECURITIES ACT................................................................................25
         8.41        SPECIAL COMMITTEE.............................................................................25
         8.42        SURVIVING CORPORATION.........................................................................25
         8.43        SURVIVING CORPORATION COMMON STOCK............................................................25


EXHIBIT A            Certificate of Incorporation of Merger Sub
EXHIBIT B            Bylaws of Merger Sub

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                                                         iv

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                          PLAN AND AGREEMENT OF MERGER



         PLAN AND AGREEMENT OF MERGER, dated as of August 30, 2001 ("Agreement"), by and among Blue Dolphin Energy Company, a Delaware corporation ("BDCO"), BDCO Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of BDCO ("Merger Sub"), and American Resources Offshore, Inc., a Delaware corporation ("ARO").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto desire to cause Merger Sub to merge with and into ARO (the "Merger") on the terms and subject to the conditions herein set forth and in accordance with the Delaware General Corporation Law (the "DGCL");

         WHEREAS, a special committee (the "Special Committee") of the Board of Directors of ARO deems that the Merger and this Agreement are fair to and in the best interests of stockholders of ARO (other than BDCO and its affiliates) and has recommended approval of this Agreement by the Board of Directors of ARO;

         WHEREAS, the Board of Directors of ARO deems that the Merger is advisable and in the best interest of the stockholders and has approved and adopted this Agreement and the transactions contemplated hereby and recommended approval and adoption of this Agreement by the stockholders of ARO;

         WHEREAS, the Board of Directors of each of BDCO and Merger Sub deem that the Merger is advisable and in the best interest of their respective stockholders and have approved and adopted this Agreement and the transactions contemplated hereby; and

         WHEREAS, this Agreement and the transactions contemplated hereby have been approved by the sole stockholder of Merger Sub by written consent of its sole stockholder, BDCO.

         NOW, THEREFORE, in consideration of the premises and of the representations, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to conditions of this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into ARO in accordance with DGCL, whereupon the separate existence of Merger Sub shall cease, and ARO shall be the surviving corporation in the merger (the "Surviving Corporation").

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         1.2      CLOSING. Upon the terms and subject to the conditions of
this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana Street, Suite 3500, Houston, Texas 77002 on a date to be specified by the parties (the "Closing Date") which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Article 5, unless another time, date or place is agreed to in writing by the parties hereto.

         1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file a certificate of merger with the Secretary of State of the State of Delaware and (ii) make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such other time as is specified in the certificate of merger (the "Effective Time").

         1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Merger Sub and ARO, and all debts and liabilities of Merger Sub and ARO shall become the debts and liabilities of the Surviving Corporation, all as provided under the DGCL.

         1.5 CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of Merger Sub, attached hereto as EXHIBIT A, shall become the Certificate of Incorporation of the Surviving Corporation until the same shall be altered or amended in accordance with applicable law.

         1.6 BYLAWS. At the Effective Time, the bylaws of Merger Sub, attached hereto as EXHIBIT B, shall become the bylaws of the Surviving Corporation until the same shall be altered, amended, or repealed, or until new bylaws shall be adopted in accordance with applicable law or the Certificate of Incorporation.

         1.7 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. From and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with applicable law, as the case may be, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of ARO at the Effective Time shall be the officers of the Surviving Corporation.

         1.8      CONVERSION OF CAPITAL STOCK. At the Effective Time:

                  (a) CANCELLATION OF CAPITAL STOCK. Immediately prior to the Effective Time, (i) all shares of capital stock of ARO held in treasury by ARO or any subsidiary of ARO and (ii) any shares of ARO common stock, par value $0.00001 per share (the "Common Stock"), owned by BDCO or any subsidiary of BDCO, including the shares of Common Stock owned by Blue Dolphin Exploration Company, a wholly owned subsidiary of

                                       2

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         BDCO ("BDEX"), shall be canceled and retired and shall cease to exist from the Effective Time and no consideration shall be paid with respect thereto.

                  (b) CONVERSION OF COMMON STOCK. At the Effective Time, each issued and outstanding share of Common Stock shall be converted into .0276 of a share of BDCO common stock, par value $0.01 per share (the "BDCO Common Stock"), other than Dissenting Shares (as defined in
         Section 1.10) that are owned by Dissenting Stockholders (as defined in
         Section 1.10) that have properly exercised appraisal rights pursuant to
         Section 262 of the DGCL and shares to be cancelled in accordance with
         Section 1.8(a). All such shares of Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined in Section 1.9(a)) upon surrender of such certificate in accordance with Section 1.9.

                  (c) CONVERSION OF PREFERRED STOCK. At the Effective Time, each issued and outstanding share of ARO's Series 1993 Preferred Stock, par value $12.00 per share (the "Preferred Stock"), shall be converted into the right to receive .0301 of a share of BDCO Common Stock, other than Dissenting Shares (as defined in Section 1.10) that are owned by Dissenting Stockholders (as defined in Section 1.10) that have properly exercised appraisal rights pursuant to Section 262 of the DGCL and shares to be cancelled in accordance with Section 1.8(a). All such shares of Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 1.9.

                  (d) CONVERSION OF MERGER SUB COMMON STOCK. At the Effective Time, each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

                  (e) STOCK RIGHTS. ARO agrees that prior to the Effective Time it will cause any and all options, warrants, convertible securities (or other securities or rights issued by ARO, which entitle the holder to acquire Common Stock, Preferred Stock, other securities or assets from ARO), other than the Preferred Stock, to be (i) canceled without cost to ARO, or (ii) exercised or converted into Common Stock.

         1.9      SURRENDER AND PAYMENT OF CERTIFICATES.

                  (a) EXCHANGE AGENT. Prior to the Effective Time, BDCO shall appoint Securities Transfer Corporation (or such other person or entity as BDCO may designate) to act as Exchange Agent (the "Exchange Agent"). At or prior to the Effective Time, BDCO shall deposit with the Exchange Agent certificates representing shares of BDCO Common Stock and cash in lieu of fractional shares, if any, as provided below, (the

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         BDCO Common Stock together with any cash necessary to make payments in lieu of fractional shares, the "Merger Consideration") to be issued in exchange for the issued and outstanding shares of Common Stock and Preferred Stock. Promptly after the Effective Time, the Exchange Agent will send, to each holder of record, as of the Effective Time, of a certificate or certificates which at the Effective Time represented shares of Common Stock and Preferred Stock (the "Certificates") (i) a letter of transmittal (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in customary form and have such provisions as BDCO may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration.

                  (b) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly completed and validly executed letter of transmittal and such other documents as the Exchange Agent and BDCO shall reasonably require, the holder of such Certificates will be entitled to receive the Merger Consideration payable in respect of each such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes, only the right to receive the Merger Consideration.

                  (c) If any portion of the Merger Consideration is to be paid to a Person (as defined in Section 7.3) other than the registered holder of the Common Stock or Preferred Stock represented by the Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificates or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) TERMINATION OF PAYMENT FUND. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.9(a) that remains unclaimed by holders of Common Stock and Preferred Stock six months after the Effective Time shall be promptly returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his Certificates for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration.

                  (e) NO LIABILITY. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Common Stock or Preferred Stock for any amount paid to a public official pursuant to any applicable abandoned property law. Any amounts remaining unclaimed by holders of Common Stock or Preferred Stock two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

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         1.10     DISSENTERS' RIGHTS. Notwithstanding anything in this
Agreement to the contrary, any shares of Common Stock or Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing (a "Dissenting Stockholder") and who has timely delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Shares"), if any, shall not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL. If any person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock shall thereupon be treated as though such shares had been converted into the right to receive the Merger Consideration with respect to such Common Stock and Preferred Stock as provided in this Article 1. ARO shall give BDCO (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by ARO relating to stockholders' rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demand for appraisal under the DGCL. ARO shall not, except with the prior written consent of BDCO, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         1.11 STOCK TRANSFER BOOKS. After the Effective Time, there shall be no further registration of transfers of shares of the Common Stock or Preferred Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing shares of Common Stock or Preferred Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 1.

         1.12 FRACTIONAL SHARES. No certificates representing fractional shares of BDCO Common Stock shall be issued to holders of Common Stock or Preferred Stock upon the surrender for exchange of Certificates, and such holders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of BDCO with respect to any fractional shares of BDCO Common Stock that would otherwise be issued to such holders. In lieu of any fractional shares of BDCO Common Stock that would otherwise be issued, each holder of Common Stock or Preferred Stock that would have been entitled to receive a fractional share of BDCO Common Stock shall, upon proper surrender of such holder's Certificates, receive a cash payment (rounded to the nearest cent), without interest, equal to the average closing price per share of BDCO Common Stock as reported in the consolidated transaction reporting system on the five trading days immediately preceding the Effective Time, multiplied by the fraction of a share that such holder would otherwise be entitled to receive (rounded to the nearest hundredth of a share).

         1.13 FURTHER ASSURANCES. Each party hereto agrees that it will take appropriate action so that if, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the persons who are officers and directors of the Surviving

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Corporation are fully authorized in the name of Merger Sub and ARO to take, and shall take, all such lawful and necessary action.


                                    ARTICLE 2


                         REPRESENTATIONS, WARRANTIES AND
                                AGREEMENTS OF ARO

         ARO represents and warrants to BDCO and Merger Sub that:

         2.1 ORGANIZATION AND STANDING. ARO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is presently conducted, and to own and operate the properties owned and operated by it. ARO is, or at the Effective Time will be, duly qualified or licensed to do business in, and is, or at the Effective Time will be, in good standing as a foreign corporation authorized to do business in, all jurisdictions in which the character of the properties owned or the nature of the business conducted would make such qualification or licensing necessary, except in those jurisdictions where the failure to be so qualified or licensed and in good standing does not and will not, individually or in the aggregate, have a Material Adverse Effect on ARO.

         2.2 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. The execution and delivery of this Agreement by ARO has been duly authorized by the Board of Directors of ARO, and consummation of the transactions contemplated hereby are within ARO's corporate powers and has been duly and validly authorized by all necessary corporate action on the part of ARO, subject only to the adoption of this Agreement by the affirmative vote of (i) a majority of the combined voting power the Common Stock and Preferred Stock voting together as a class and (ii) the holders of a majority of the Preferred Stock voting separately as a class. This Agreement is a valid and binding obligation of ARO, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity.

         2.3      CAPITALIZATION.

                  (a) The authorized capital stock of ARO consists of (i) 70,000,000 shares of Common Stock, of which 51,285,178 shares are issued and outstanding and 39,682 shares of Common Stock reserved issuance upon exercise of outstanding options or conversion of Preferred Stock on the date of this Agreement, and (ii) 3,000,000 shares of Preferred Stock, of which 39,682 are shares issued and outstanding. Other than the Common Stock and Preferred Stock, no other class or series of security has been authorized or designated by the Board of Directors of ARO. All outstanding shares of Common Stock have been, and all shares which may be issued pursuant to exercise of outstanding options or conversion of Preferred Stock will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and non-assessable, issued in compliance with all applicable state and federal laws.

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                  (b)   There are no outstanding subscriptions, options, notes,
         bonds, debentures, convertible securities, warrants, rights or calls of any kind issued or granted by or binding upon ARO which entitle any person to purchase or otherwise acquire any security of, or equity interest in, ARO other than the Preferred Stock and options to acquire 100,000 shares of Common Stock. There are no outstanding rights or agreements of any kind obligating ARO to repurchase or redeem any securities of ARO or any other Person. No shares of ARO capital stock are held as treasury shares. To the knowledge of ARO, none of ARO's outstanding Common Stock is subject to any right of first refusal, voting trust, voting agreement, or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto, other than proxies solicited by the Board of Directors of ARO in connection with the ARO Stockholders' Meeting (as defined in Section 4.5).

                  (c) Immediately after the Effective Time: (i) there will be no outstanding subscriptions, options, convertible securities, warrants, rights or calls of any kind issued or granted by ARO, or binding upon the Surviving Corporation, which would entitle the holder thereof upon exercise or conversion to acquire Common Stock, Preferred Stock, or any other equity security or debt security of ARO or to receive any of the Merger Consideration; and (ii) any outstanding subscriptions, options, warrants, rights or calls to acquire shares of Common Stock, and, any securities convertible into Common Stock that were outstanding immediately prior to the Effective Time shall be canceled whether or not then vested, or exercisable or convertible.

         2.4 BOARD APPROVAL. The execution and delivery of the Agreement by ARO, and the consummation of the transactions contemplated hereby, has been recommended to the Board of Directors of ARO by the Special Committee of the Board of Directors of ARO formed for the purpose of considering the transactions contemplated hereby, and the Special Committee has not withdrawn or modified its recommendation as of the date of this Agreement. The Board of Directors of ARO, upon recommendation of the Special Committee that this Agreement is fair to, and in the best interests of, the stockholders of ARO (other than BDCO and its subsidiaries), has, as of the date of this Agreement, unanimously (i) adopted a resolution approving this Agreement and declaring its advisability, (ii) determined that the Merger is fair to and in the best interests of, ARO and its stockholders (other than BDCO and its subsidiaries), and (iii) determined to recommend that the stockholders of ARO vote to adopt this Agreement.

         2.5 REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS. The information to be supplied by or on behalf of ARO for inclusion in the Registration Statement (as defined in Section 4.4(a)), including any information incorporated by reference in the Registration Statement from other filings made by ARO with the U.S. Securities and Exchange Commission (the "SEC"), shall not at the time the Registration Statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Other than with respect to the information supplied by or on behalf of BDCO or the Merger Sub, the Proxy Statement (as defined in Section 4.4(a)) shall not on the date the Proxy Statement is first mailed to stockholders or at the time of the ARO Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply (other than with respect to information relating to BDCO and/or Merger Sub) as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

         2.6      SEC REPORTS AND FINANCIAL STATEMENTS.

                  (a) ARO has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1997 under the Exchange Act, without regard to Rule 12b-25 under the Exchange Act, (as such documents have been amended since the time of their filing, collectively, the "ARO SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, ARO's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "2000 Form 10-K") and the quarterly reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001 (collectively, the "Form 10-Qs"), and all other forms, reports, schedules, statements and other documents required to be filed since January 1, 2001 under the Exchange Act, including, without limitation, any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, as the case may be, and the applicable rules and regulations thereunder. The financial statements (and the related notes thereto collectively, the "Financial Statements") included in the 2000 Form 10-K and the Form 10-Qs have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of ARO at the dates thereof or for the periods presented therein.

                  (b) There is no event or condition which would render ARO ineligible for, or would otherwise prevent (i) the suspension of its reporting obligations pursuant to Rule 12h-3 under the Exchange Act, or
         (ii) the deregistration of the Common Stock and the Preferred Stock under Section 12(g) of the Exchange Act.

                  (c) ARO is not a party to or bound by any contract, document or arrangement prohibiting ARO from (i) obtaining the suspension of its reporting obligations pursuant to Rule 12h-3 under the Exchange Act, or
         (ii) causing the Common Stock and the Preferred Stock to be deregistered under the Exchange Act.

         2.7 NO VIOLATION OF AGREEMENTS OR GOVERNING DOCUMENTS. Except as set forth in SECTION 2.7 of the ARO Disclosure Letter, neither the execution and delivery of this Agreement by ARO nor consummation of the Merger by ARO or the other transactions contemplated hereby by ARO will (a) conflict with the certificate of incorporation or the bylaws of ARO, (b) result in any breach or termination of, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance (as defined in Section 8.23) upon any asset of ARO, or create any rights of termination, cancellation, modification, amendment, or acceleration in any Person under any agreement, lease, insurance policy, arrangement or commitment, (c) violate any order, writ, injunction or decree, to which ARO is a party or by which any of its assets, businesses or operations may be bound or affected, or under which ARO or any of its assets, businesses or operations receive benefits, (d) require the consent, approval, authorization, or order of any person or Governmental Authority (as defined in Section 8.29) (other than the stockholders of ARO), or court under any agreement, arrangement, commitment, order, writ, injunction, or decree not heretofore obtained other than those consents or approvals specifically contemplated hereby, or (e) result in the loss or modification of any license, franchise, permit or other authorization granted to or otherwise held by ARO. ARO agrees that it will use its best efforts to obtain any consents necessary to be obtained by ARO prior to the Effective Time.

         2.8 LITIGATION. Except for the proceedings styled H&N GAS LIMITED PARTNERSHIP, ET. AL. V. RICHARD A. HALE, ET. AL. (Case No. H-02-1371) and JAMES D. LYON, TRUSTEE, V. AMERICAN RESOURCES OF DELAWARE, INC. ET. AL. (Adversary Case No. 98-5023) and as would not, individually or in the aggregate have a Material Adverse Effect on the Company, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or threatened to which ARO is a party and none is threatened.

         2.9 INVESTIGATIONS. No investigation or review by any Governmental Authority with respect to ARO or any of the transactions contemplated by this Agreement is pending or threatened, nor has any Governmental Authority indicated to ARO an intention to conduct the same. There is no action, suit or proceeding pending or threatened against or specially affecting ARO at law or in equity, or before any Governmental Authority.

         2.10 BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

         2.11 VOTE REQUIRED. The affirmative votes of a majority of (i) the combined voting power of the outstanding shares of Common Stock and Preferred Stock voting together as a class and (ii) the holders of the Preferred Stock voting separately as a class are the only votes of the holders of any class or series of capital stock of ARO necessary to approve the Merger and the transactions contemplated hereby.

         2.12 UNTRUE STATEMENTS. This Agreement, the Disclosure Letter, the exhibits, the Financial Statements and all other documents and information furnished by ARO or any of its respective Affiliates (as defined in Section 7.3) or representatives to BDCO or their representatives pursuant hereto or in connection herewith does not include and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are no facts which materially and adversely affect or, so far as ARO can now reasonably foresee, will materially and adversely affect the business, prospects, operations or principal properties of ARO or the ability of any party to perform its obligations under this Agreement.


                                    ARTICLE 3


                     REPRESENTATIONS AND WARRANTIES OF BDCO

         BDCO hereby represents and warrants to ARO:

         3.1 ORGANIZATION AND STANDING. Each of BDCO and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is presently conducted, and to own and operate the properties owned and operated by it. BDCO is duly qualified or licensed to do business in, and is in good standing as a foreign corporation authorized to do business in, all jurisdictions in which the character of the properties owned or the nature of the business conducted would make such qualification or licensing necessary, except in those jurisdictions where the failure to be so qualified or licensed and in good standing does not and will not, individually or in the aggregate, have a Material Adverse Effect on BDCO.

         3.2 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. The execution and delivery of this Agreement by BDCO and Merger Sub has been duly authorized by the Board of Directors of BDCO and Merger Sub, respectively, and consummation of the transactions contemplated hereby are within the corporate powers of BDCO and Merger Sub and has been duly and validly authorized by all necessary corporate action. This Agreement is a valid and binding obligation of each of BDCO and Merger Sub, enforceable against BDCO and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity.

         3.3 CAPITALIZATION. The authorized capital stock of BDCO consists of (i) 10,000,000 shares of BDCO Common Stock of which 6,020,051 shares are issued and outstanding and 146,903 shares are reserved for issuance upon exercise of outstanding options on the date of this Agreement, and (ii) 2,500,000 shares of preferred stock, par value $0.10 per share (the "BDCO Preferred Stock"). Other than the BDCO Common Stock and the BDCO Preferred Stock, no other class or series of security has been authorized or designated by the Board of Directors of BDCO. All outstanding shares of BDCO Common Stock have been, and all shares which may be issued pursuant to exercise of outstanding options or conversion of promissory notes will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and non-assessable, and issued in compliance with all applicable state and federal laws.

         3.4 REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS. The information to be supplied by or on behalf of BDCO and Merger Sub for inclusion in the Proxy Statement (including any information incorporated by reference in the Registration Statement from other filings made by BDCO with the SEC) shall not on the date the Proxy Statement is first mailed to stockholders or at the time of the ARO Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not false or misleading. Other than with respect to the information supplied by or on behalf of ARO, the Registration Statement shall not at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. The Registration Statement will comply (other than with respect to information relating to ARO) as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         3.5 SEC REPORTS AND FINANCIAL STATEMENTS. As of their respective dates or, if amended, as of the date of the last such amendment, all reports and other documents required to be filed by BDCO under the Exchange Act since January 1, 2001 (as such documents have been amended since the time of their filing, collectively, the "BDCO SEC Documents"), including, without limitation, any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, as the case may be, and the applicable rules and regulations thereunder. The financial statements (and the related notes thereto collectively the "BDCO Financial Statements") included in BDCO's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended, (the "BDCO 2000 Form 10-K") and the quarterly reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001 (collectively, the "BDCO Form 10-Qs"), have been prepared in accordance with GAAP applied on a consist basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of BDCO as of the dates thereof or for the periods presented therein.

         3.6 NO VIOLATION OF AGREEMENTS OR GOVERNING DOCUMENTS. Neither the execution and delivery of this Agreement by each of BDCO and Merger Sub nor consummation of the Merger or the other transactions contemplated hereby will (a) conflict with the certificate of incorporation or the bylaws of BDCO, or the certificate of incorporation or the bylaws of Merger Sub, (b) result in any breach or termination of, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any asset of BDCO, or create any rights of termination, cancellation, modification, amendment, or acceleration in any Person under any agreement, lease, insurance policy, arrangement or commitment, (c) violate any order, writ, injunction or decree, to which BDCO is a party or by which any of its assets, businesses or operations may be bound or affected, or under which BDCO or any of its assets, businesses or operations receive benefits, (d) except as set forth in SECTION 3.6 of the BDCO Disclosure Letter, require the consent, approval, authorization, or order of any person or Governmental Authority, or court under any agreement, arrangement, commitment, order, writ, injunction, or decree not heretofore obtained other than those consents or approvals specifically contemplated hereby, or except as set forth in SECTION 3.6 of the BDCO Disclosure Letter, result in the loss or modification or any license, franchise, permit or other authorization granted to or otherwise held by BDCO. BDCO agrees that it will use its best efforts to obtain any consents necessary to be obtained by BDCO prior to the Effective Time.

         3.7 LITIGATION. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or as described in the BDCO SEC Documents, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or threatened to which BDCO is a party and none is threatened.

         3.8 INVESTIGATIONS. No investigation or review by any Governmental Authority with respect to BDCO or any of the transactions contemplated by this Agreement is pending or threatened, nor has any Governmental Authority indicated to BDCO an intention to conduct the same. There is no action, suit or proceeding pending or threatened against or specially affecting BDCO at law or in equity, or before any Governmental Authority.

         3.9 UNDISCLOSED LIABILITIES. Neither BDCO nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that (i) are disclosed in the BDCO SEC Documents or (ii) do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BDCO.

         3.10 BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

         3.11 UNTRUE STATEMENTS. This Agreement, the Disclosure Letter, the exhibits and appendices hereto, the financial statements and all other documents and information furnished by BDCO or any of its respective Affiliates or representatives to ARO or their representatives pursuant hereto or in connection herewith does not include and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are no facts which materially and adversely affect or, so far as BDCO can now reasonably foresee, will materially and adversely affect the business, prospects, operations or principal properties of BDCO or the ability of any party to perform its obligations under this Agreement.

         3.12 MERGER SUB. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

                                    ARTICLE 4


                       COVENANTS AND ADDITIONAL AGREEMENTS

         4.1 CONDUCT OF BUSINESS BY ARO. ARO agrees that from the date hereof to the Effective Time it shall (i) conduct its business only in the usual, ordinary course in a manner consistent with past practice, except to the extent otherwise expressly provided in this Agreement; (ii) use its best efforts to preserve intact its present business organization, keep available the services of its present officers, employees and consultants; and (iii) preserve the present relationships with its customers, suppliers, and other persons with whom it has material business relations.

         4.2 CONDUCT OF BUSINESS BY BDCO. BDCO agrees that from the date hereof to the Effective Time, it shall (i) conduct its business only in the usual, ordinary course in a manner consistent with past practice, except to the extent otherwise expressly provided in this Agreement; (ii) use its best efforts to preserve intact its present business organization, keep available the services of its present officers, employees and consultants; and (iii) preserve the present relationships with its customers, suppliers, and other persons with who it has material business relations. Without limiting the generality of the foregoing and subject to the last sentence of this Section
4.2 and except as set forth on the BDCO Disclosure Schedules, without the prior written consent of ARO (which shall not be unreasonably withheld) or as contemplated by this Agreement, from the date of this Agreement until the Effective Time:

                  (a) BDCO will not, and will not permit any of its subsidiaries to, adopt or propose any change in its certificate of incorporation or bylaws, except as contemplated by this Agreement;

                  (b) BDCO will not adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of BDCO or any of its Subsidiaries (other than transactions between direct and/or indirect wholly owned Subsidiaries of BDCO);

                  (c) BDCO will not (i) split, combine, subdivide or reclassify its outstanding shares of capital stock or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

                  (d) BDCO will not, and will not permit any Subsidiary of BDCO to, redeem, purchase or otherwise acquired directly or indirectly any of BDCO's capital stock, except for repurchases, redemptions or acquisitions required by or in connection with the respective terms of any employee stock option plan or compensation plan or arrangement of BDCO;

                  (e) except for any such change which is not material or which is required by the SEC or reason of a concurrent change in GAAP, BDCO will not, and will not permit any Subsidiary of BDCO to, change any method of accounting or accounting practice (other than any change for tax purposes) used by it; and

                  (f) BDCO will not, and will not permit any of its Subsidiaries to, take any action that would make any representation or warranty of BDCO hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

         4.3 OBLIGATIONS OF MERGER SUB. BDCO will take all action necessary to cause Merger Sub to perform its obligations under or related to this Agreement.

         4.4 ADDITIONAL AGREEMENTS REGARDING REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS.

                  (a) As promptly as practicable after the execution of this Agreement, ARO and BDCO will jointly prepare and file with the SEC a preliminary proxy statement (with appropriate requests for confidential treatment) relating to the Merger and this Agreement (such proxy statement, as amended or supplemented, the "Proxy Statement"), and BDCO will prepare and file with the SEC a registration statement on Form S-4 (as amended or supplemented, the "Registration Statement"), in which the Proxy Statement shall be included as a part of the prospectus. BDCO will use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after such filing, and will take all actions required under applicable federal or state securities laws in connection with the issuance of the BDCO Common Stock in the Merger. Each party will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement, the Registration Statement and any other filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement or the Merger. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, the relevant party will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of ARO, such amendment or supplement.

                  (b) The Proxy Statement will include the recommendation of the Special Committee in favor of approval of this Agreement (except that the Special Committee may withdraw, modify or refrain from making such recommendation to the extent that the Special Committee determines after consultation with outside legal counsel that failure to do so would violate the Special Committee's fiduciary duties under applicable law).

                  (c) The Proxy Statement will include the recommendation of the Board of Directors of ARO in favor of approval of this Agreement (except that the Board of Directors of ARO may withdraw, modify or refrain from making such recommendation to the extent that the Board determines after consultation with outside legal counsel that failure to do so would violate the Board's fiduciary duties under applicable law).

                  (d) ARO agrees that the Proxy Statement: (i) will be prepared and circulated pursuant to and in compliance with Section 14(a) of the Exchange Act, Regulation 14A promulgated under the Exchange Act, and all other applicable federal and state securities laws and regulations; (ii) will contain all notices and disclosures to stockholders required by the DGCL with respect to this Agreement, the Merger and the other transactions contemplated hereby, and (iii) will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

         4.5 MEETING OF THE ARO STOCKHOLDERS. Promptly after the date hereof, ARO will, in accordance with the DGCL and its certificate of incorporation and bylaws, use its reasonable best efforts to convene a stockholders' meeting (the "ARO Stockholders' Meeting") to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger. Unless the Special Committee determines, after consultation with outside legal counsel, that to do so would be inconsistent with the Board's or the Special Committee's fiduciary duties under applicable law, ARO will use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger and to take all other reasonable action necessary or advisable to secure the vote or consent of its stockholders required by the DGCL to obtain such approvals. BDEX shall vote or cause to be voted, all of the Common Stock then owned by it and any of its subsidiaries in favor of the approval of this Agreement and the Merger.

         4.6 PUBLIC DISCLOSURE. BDCO and ARO will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or any rules or regulations of any securities exchange or automated quotation system of a national securities association. Promptly upon the execution hereof, the parties shall jointly make a press release with respect to the transactions contemplated by this Agreement, in form reasonably satisfactory to the Special Committee.

         4.7 NASDAQ SMALL CAP MARKET LISTING. BDCO shall use its best efforts to cause all shares of BDCO Common Stock issuable to holders of Common Stock and Preferred Stock as a result of the Merger to be authorized for listing on the NASDAQ Small Cap Market or such securities exchange or automated quotation system of a national securities association on which the BDCO Common stock is then listed or upon which the BDCO Common Stock will become listed upon the Closing.

         4.8      INDEMNIFICATION.

                  (a) BDCO shall indemnify each current director and officer of the Company and its subsidiaries (the "Indemnified Parties") who was or is a party or is threatened to be a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of ARO or its subsidiaries to the fullest extent permitted by Delaware law.

                  (b) BDCO agrees that all rights to indemnification and advancement of expenses now existing in favor of any Indemnified Party and any other person who was a director or officer of ARO and its subsidiaries as provided in their respective charters or by-laws shall survive the Merger and shall continue in full force and effect for a period of not less than the longer of six years from the Effective Time and any applicable statute of limitations. After the Effective Time, BDCO agrees to cause the Surviving Corporation to honor all rights to indemnification and advancement of expenses referred to in the preceding sentence.

                  (c) BDCO agrees that the Surviving Corporation shall cause to be maintained in effect for not less than six years (except as provided in the last sentence of this Section 4.8(c)) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by ARO; provided that the surviving corporation may substitute therefor other not less advantageous (other than to a de minimis extent) to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time.

                  (d) From and after the Effective Time, any Indemnified Party wishing to claim indemnification under paragraphs (a) or (b) of this
         Section 4.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BDCO thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) BDCO or the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof and BDCO shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) BDCO shall not be liable for any settlement effected without its prior written consent, provided that BDCO shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that such person is not entitled to indemnification under applicable law.

                                    ARTICLE 5

               CONDITIONS PRECEDENT TO OBLIGATIONS OF BDCO AND ARO

         5.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of BDCO, Merger Sub and ARO to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) No provision of any applicable United States federal or state statute, rule or regulation and no judgment, preliminary or permanent injunction, order or decree shall prohibit the consummation of the Merger or impose material limitations on the ability of the Surviving Corporation to exercise full rights of ownership of ARO's assets or business; and

                  (b) All action by or in respect of or filings with any governmental body, agency, official, or authority or any other third party required or necessary to permit the consummation of the Merger shall have been obtained.

                  (c) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (d) BLUE SKY. All state securities or "blue sky" permits or approvals required to issue the BDCO Common Stock as contemplated by this Agreement shall have been received.

                  (e) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted by the requisite vote under the DGCL by the stockholders of ARO.

                  (f) NASDAQ SMALL CAP MARKET LISTING. The shares of BDCO Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ Small Cap Market or such securities exchange or automated quotation system of a national securities association on which the BDCO Common Stock is then listed or upon which the BDCO Common Stock will become listed upon the Closing, subject to official notice of issuance.

                  (g) NO INJUNCTIONS OR RESTRAINTS. There shall not be instituted or pending any action or proceeding before any court or Governmental Authority or agency seeking (i) to restrain, prohibit or otherwise interfere with the Merger or the other transactions contemplated by this Agreement or (ii) damages from BDCO, Merger Sub or ARO as a result of the Merger.

         5.2 CONDITIONS TO THE OBLIGATIONS OF ARO. The obligations of ARO to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of BDCO shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date in which case such representations and warranties shall be true and correct as of such specific date).

                  (b) COVENANTS. BDCO shall have observed and performed in all material respects all of its material covenants under this Agreement.

         5.3 CONDITIONS TO THE OBLIGATIONS OF BDCO AND MERGER SUB. The obligations of BDCO and Merger Sub are subject to the satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of ARO that is qualified by a Material Adverse Effect on ARO shall be true and correct and each of the representations and warranties of ARO that is not so qualified shall be true and correct except where the failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect on ARO, in each case, as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date in which case such representations and warranties shall be so true and correct as of such specific date).

                  (b) COVENANTS. ARO shall have observed and performed in all material respects all of its material covenants under this Agreement.

                  (c) MATERIAL ADVERSE EFFECT. At any time after the date of this Agreement, there shall not have been any event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect on ARO.

                  (d) EXERCISE OF DISSENTER'S RIGHTS. ARO shall not have received notice of any written demand for appraisal and there shall not be instituted or pending any action, pursuant to Section 262 of the DGCL, by a Dissenting Stockholder demanding appraisal of his shares of Common Stock or Preferred Stock.

                                    ARTICLE 6

                        TERMINATION, AMENDMENT AND WAIVER

         6.1 TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of ARO) prior to the Effective Time:

                  (a)      By mutual written consent of BDCO and ARO;

                  (b)      by either BDCO or ARO:

                      (i) if the Merger shall not have been consummated by
                  December 31, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; or

                      (ii) if stockholder approval shall not have been
                  obtained at the ARO Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof.

                  (c) By BDCO, if ARO shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would give rise to a material adverse change relating to ARO and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by ARO; or

                  (d) By ARO, if BDCO shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure to perform (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by BDCO.

         6.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section 6.1(a), hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers).

         6.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         6.4 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a wavier of such rights.

         6.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 6.1 shall, in order to be effective, require, in the case of BDCO or ARO, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

         6.6 FEES AND EXPENSES. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties of ARO or BDCO contained herein or any certificate or other writing delivered or to be delivered pursuant to or in connection with this Agreement, shall survive the Effective Time, except for the agreements set forth in Sections 1.3, and 1.8 through 1.12., which shall survive the Effective Time. All covenants and agreements contained herein shall survive the Closing without limitation, except as otherwise provided herein.

        7.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if served personally on the party entitled thereto to whom notice is to be given, or if mailed to the party entitled thereto to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, or if telexed or telefaxed to the party entitled thereto to whom notice is to be given, addressed as follows (or such other address as the party entitled thereto may have prior thereto specified by notice given as contemplated in this Section). Any such notice shall initially be directed as follows:

                  (a)     If to ARO:

                          801 Travis, Suite 2100
                          Houston, Texas 77002
                          Attention:     John P. Atwood

                  (b)     If to Merger Sub:

                          801 Travis, Suite 2100
                          Houston, Texas 77002
                          Attention:     G. Brian Lloyd

                  (c)     If to BDCO:

                          801 Travis, Suite 2100
                          Houston, Texas 77002
                          Attention:     G. Brian Lloyd
                          with copies to:

                          Porter & Hedges, L.L.P.
                          700 Louisiana, Suite 3500
                          P.O. Box 4744
                          Houston, Texas 77210-4744
                          Attention:  Nick D. Nicholas

If mailed or telefaxed, the same shall not be deemed effective unless and until actually received by the party entitled thereto.

        7.3 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For purposes of this Agreement,
(i) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, (including its permitted successors and assigns) and (ii) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise.

        7.4 TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

        7.5 HEADINGS AND CAPTIONS. The headings and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article, Section, or paragraph hereof, of this Agreement.

         7.6 ENTIRE AGREEMENT. This Agreement (including the schedules and appendices hereto, all of which are by this reference fully incorporated into this Agreement for all purposes) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

        7.7 SUCCESSORS AND ASSIGNS. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, and successors, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party.

        7.8 GENDER, AND CERTAIN REFERENCES. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine or the neutral gender shall include the masculine, the feminine and the neutral gender. The terms "hereof," "herein," "herewith," or "hereunder" refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof. The term "include" and derivatives thereof are used in an illustrative sense and not in a limiting sense. The term "or" is not exclusive.

        7.9 APPLICABLE LAW AND VENUE. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws, and not the law of conflicts, of the State of Delaware. Except where arbitration is expressly provided for in this agreement, all controversies which may arise out of or in connection with this agreement, particularly with respect to the performance, interpretation, breach, or enforcement of this agreement, shall be brought and resolved solely and exclusively in the state or federal courts of Texas, and each party hereto consents to service, jurisdiction, and venue of such courts for such purpose, and each hereby irrevocably waives any other venue to which it might be entitled by virtue of domicile, residence, jurisdiction of formation or otherwise. Each party hereto acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the rule of contract construction that an agreement shall be interpreted and construed against the draftsman shall have no application in the interpretation or construction of this Agreement.

        7.10 SEVERABILITY. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

        7.11 RIGHTS OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

                                    ARTICLE 8

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings assigned to them below:

         8.1      2000 FORM 10-K. Shall have the meaning given that term in
Section 2.6(a).

         8.2      AFFILIATE. Shall have the meaning given that term in Section
7.3.

         8.3 AGREEMENT. Shall have the meaning given that term in the Recital.

         8.4      ARO. Shall have the meaning given that term in the Recital.

         8.5      ARO SEC DOCUMENTS. Shall have the meaning given that term in
Section 2.6(a).

         8.6 ARO STOCKHOLDERS' MEETING. Shall have the meaning given that term in Section 4.5.

         8.7      BDCO. Shall have the meaning given that term in the Recital.

         8.8 BDCO 2000 FORM 10-K. Shall have the meaning given that term in Section 3.5.

         8.9      BDCO COMMON STOCK. Shall have the meaning given that term in
Section 1.8(b).

         8.10 BDCO FINANCIAL STATEMENTS. Shall have the meaning given that term in Section 3.5.

         8.11     BDCO FORM 10-QS. Shall have the meaning given that term in
Section 3.5.

         8.12 BDCO PREFERRED STOCK. Shall have the meaning given that term in Section 3.3.

         8.13 BDCO SEC DOCUMENTS. Shall have the meaning given that term in Section 3.5.

         8.14     BDEX. Shall have the meaning given that term in Section
1.8(a).

         8.15     CERTIFICATES. Shall have the meaning given that term in
Section 1.9(a).

         8.16     CLOSING. Shall have the meaning given that term in Section
1.2.

         8.17     CLOSING DATE. Shall have the meaning given that term in
Section 1.2.

         8.18     COMMON STOCK. Shall have the meaning given that term in
Section 1.8(a).

         8.19     DGCL. Shall have the meaning given that term in the Recital.

         8.20     DISSENTING SHARES. Shall have the meaning given that term in
Section 1.10.

         8.21 DISSENTING STOCKHOLDERS. Shall have the meaning given that term in Section 1.10.

         8.22     EFFECTIVE TIME. Shall have the meaning given that term in
Section 1.3.

         8.23 ENCUMBRANCE. The term "Encumbrance" means and includes (a) any security interest, mortgage, deed of trust, lien, charge, claim, demand, action, defect, contract or lease obligation, equitable interest, power of attorney, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, and (b) any Uniform Commercial Code financing statement or other public filing, notice, or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (a) that has not been terminated or released by another proper public filing, notice, or record.

         8.24     EXCHANGE ACT. Shall have the meaning given that term in
Section 2.5.

         8.25     EXCHANGE AGENT. Shall have the meaning given that term in
Section 1.9(a).

         8.26 FINANCIAL STATEMENTS. Shall have the meaning given that term in Section 2.6(a).

         8.27     FORM 10-QS. Shall have the meaning given that term in
Section 2.6(a).

         8.28     GAAP. Shall have the meaning given that term in Section
2.6(a).

         8.29 GOVERNMENTAL AUTHORITY. Any (a) federal, state, county, municipal, or other local governmental body, department, agency, commission, board, or authority, or any subdivision thereof, (b) any Indian tribe and any council, commission, board or authority or subdivision thereof, or (c) any private or quasi-governmental body exercising any regulatory or taxing authority.

         8.30 INDEMNIFIED PARTIES. Shall have the meaning given that term in Section 4.8(a).

         8.31 MATERIAL ADVERSE EFFECT. Shall mean with respect to any Person means a material adverse effect on, or change in, the financial condition, business, liabilities, properties, assets or results of operations, taken as a whole, of such Person and its Subsidiaries on a consolidated basis, except for such effects or changes in general economic conditions in industries in which the Person operates or resulting from the announcement of this Agreement.

         8.32 MERGER. Shall have the meaning given that term in the Recital.

         8.33 MERGER CONSIDERATION. Shall have the meaning given that term in Section 1.9(a).

         8.34 MERGER SUB. Shall have the meaning given that term in the Recital.

         8.35     PERSON. Shall have the meaning given that term in Section
7.3.

         8.36     PREFERRED STOCK. Shall have the meaning given that term in
Section 1.8(c).

         8.37     PROXY STATEMENT. Shall have the meaning given that term in
Section 4.4(a).

         8.38 REGISTRATION STATEMENT. Shall have the meaning given that term in Section 4.4(a).

         8.39     SEC. Shall have the meaning given that term in Section 2.5.

         8.40     SECURITIES ACT. Shall have the meaning given that term in
Section 2.5.

         8.41 SPECIAL COMMITTEE. Shall have the meaning given that term in the Recital.

         8.42 SURVIVING CORPORATION. Shall have the meaning given that term in Section 1.1.

         8.43 SURVIVING CORPORATION COMMON STOCK. Shall have the meaning given that term in Section 1.8(d).



                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.


                                           AMERICAN RESOURCES OFFSHORE, INC.

                                             /s/ John P. Atwood
                                           -------------------------------------
                                           By:            John P. Atwood
                                           Title:         Vice President


                                           BLUE DOLPHIN ENERGY COMPANY

                                             /s/ G. Brian Lloyd
                                           -------------------------------------
                                           By:            G. Brian Lloyd
                                           Title:  Vice President and Treasurer


                                           BDCO MERGER SUB, INC.

                                             /s/ G. Brian Lloyd
                                           -------------------------------------
                                           By:            G. Brian Lloyd
                                           Title:  Vice President and Treasurer